                                            AMENDMENT NO. 2

                                                  To the

                                     OPPENHEIMER CHAMPION INCOME FUND

                                                 BY-LAWS

     This  Amendment  Number 2 is made as of December 16, 2002 to the By-Laws of
Oppenheimer  Champion  Income Fund (the  "Trust"),  dated  October 24, 2000,  as amended October 23, 2001.

     WHEREAS,  the  Trustees,  acting  pursuant  to Article  VII, of the Trust's
By-Laws  dated  October 24, 2000 and amended  October 23, 2001,  desire to amend
Section 1 of Article III of the By-Laws by removing  therefrom all references to a "Chairman" or "Chairman of the Board";

     WHEREAS,  the  Trustees,  acting  pursuant  to Article  VII, of the Trust's
By-Laws  dated  October 24, 2000 and amended  October 23, 2001,  desire to amend
Section 3 of Article III of the By-Laws to provide that the  President  shall be the Chief Executive Officer and the Principal Executive Officer of the Trust;

     NOW, THEREFORE, the Trust's By-Laws are amended as follows:

     1. The first two  sentences  of  Section 1 of  Article  III of the  Trust's
By-Laws are deleted in their entirety and replaced with the following language:

     The executive officers of the Trust shall include a President,  one or more
Vice-Presidents  (the number thereof to be determined by the Board of Trustees), a Secretary  and a Treasurer.  The  President  shall be selected  from among the
Trustees.

     2. The last sentence of Section 1 of Article III of the Trust's  By-Laws is
deleted in its entirety and replaced with the following language:

     Any two offices,  except those of President and  Secretary,  may be held by the same  person,  but no  officer  shall  execute,  acknowledge  or verify  any instrument in more than one capacity,  if such  instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

     3. The last sentence of Section 3 of Article III of the Trust's  By-Laws is
deleted in its entirety and replaced with the following language:

     Unless otherwise  ordered by the Board of Trustees,  the President shall be the Chief Executive Officer and the Principal Executive Officer of the Trust.